Exhibit 99.1

Avago Technologies Limited Announces Third Quarter

Fiscal Year 2014 Financial Results

•	GAAP gross margin from continuing operations of 31 percent; Non-GAAP gross margin from continuing operations of 57 percent

•	GAAP diluted EPS loss of $0.65; Non-GAAP diluted EPS from continuing operations of $1.26

•	Fourth fiscal quarter revenue from continuing operations projected to be up 18-22% sequentially

SAN JOSE, Calif., and SINGAPORE – August 28, 2014 – Avago Technologies Limited

(Nasdaq: AVGO), a leading semiconductor device supplier to the enterprise storage, wired, wireless and industrial end markets, today reported financial results for the third quarter of its fiscal year 2014, ended August 3, 2014, and provided guidance for the fourth quarter of its fiscal year 2014.

Basis of Presentation

On May 29, 2014, Avago entered into a definitive agreement to sell LSI’s flash businesses to Seagate Technology plc and on August 13, 2014, Avago entered into a definitive agreement to sell its Axxia networking business to Intel Corporation, both of which transactions are currently expected to close in Avago’s fourth fiscal quarter of 2014. Therefore the financial results from the flash and Axxia businesses, both of which were acquired by Avago in the LSI transaction, have been classified as discontinued operations in the Company’s financial statements and the results of operations from these businesses are not included in the results presented below, unless otherwise indicated.

Avago’s results for its third fiscal quarter of 2014 include the results from continuing operations of the acquired LSI businesses for the full quarter, while the prior periods presented do not, as the LSI acquisition was completed at the beginning of the third fiscal quarter. The financial results provided below for the third fiscal quarter do not include any operating results of PLX Technology, Inc., which the Company acquired on August 12, 2014, after the end of the third quarter.

Third Quarter Fiscal Year 2014 Total Revenue Compared to Guidance

Avago’s guidance for its third fiscal quarter of 2014 included expected contributions from both the flash and Axxia businesses. On a comparable basis, including contributions from these businesses, which have been classified as discontinued operations, GAAP net revenue for the third quarter of fiscal year 2014 would have been $1,373 million and non-GAAP net revenue would have been $1,394 million.

Third Quarter Fiscal Year 2014 GAAP Results from Continuing Operations

Net revenue from continuing operations was $1,269 million, an increase of 81 percent compared with the previous quarter and an increase of 97 percent from the same quarter last year.

Gross margin from continuing operations was $393 million, or 31 percent of net revenue. This compares with gross margin of $357 million, or 51 percent of net revenue last quarter, and gross margin of $304 million, or 47 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2014 Financial Results

Operating expenses from continuing operations were $555 million. This compares with $197 million in the prior quarter and $164 million for the same quarter last year.

Loss from operations was $162 million. This compares with income from operations of $160 million in the prior quarter and with income from operations of $140 million in the same quarter last year.

Third quarter net loss was $164 million, or ($0.65) per diluted share. This compares with net income of $158 million, or $0.61 per diluted share, for the prior quarter, and net income of $142 million, or $0.56 per diluted share, in the same quarter last year.

The Company’s cash balance at the end of the third fiscal quarter was $1,277 million, prior to the closing of the PLX Technology transaction, compared to $1,278 million at the end of the prior quarter which was prior to the closing of the LSI transaction.

The Company generated $314 million in cash from operations in the third quarter and spent $95 million on capital expenditures.

On June 30, 2014 the Company paid a quarterly cash dividend of $0.29 per ordinary share, totaling approximately $73 million.

Third Quarter Fiscal Year 2014 Non-GAAP Results From Continuing Operations

The differences between our GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $1,287 million.

Gross margin from continuing operations was $735 million, or 57 percent of net revenue. This compares with gross margin of $381 million, or 54 percent of net revenue last quarter, and gross margin of $328 million, or 51 percent of net revenue in the same quarter last year.

Income from continuing operations was $428 million. This compares with $233 million in the prior quarter and $191 million in the same quarter last year.

Net income from continuing operations was $347 million, or $1.26 per diluted share. This compares with net income of $223 million, or $0.85 per diluted share last quarter, and net income of $188 million, or $0.74 per diluted share in the same quarter last year.

Third Quarter Fiscal Year 2014 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q3 14	Q2 14	Q3 13	Q/Q	Y/Y
Net Revenue	$1,287	$701	$644	+84%	+100%
Gross Margin	57%	54%	51%	+3ppt	+6ppt
Operating Expenses	$307	$148	$137	+$159	+$170
Net Income	$347	$223	$188	+$124	+$159
Earnings Per Share - Diluted	$1.26	$0.85	$0.74	+$0.41	+$0.52

Avago Technologies Limited Announces Third Quarter Fiscal Year 2014 Financial Results

“In the third fiscal quarter of the year, our first quarter operating as a combined Avago and LSI business, we experienced strength in all our end markets,” said Hock Tan, President and CEO of Avago Technologies Limited. “We made substantial progress integrating the two companies and took decisive steps to reshape the business, announcing the sales of the non-core Flash and Axxia businesses. We expect both of these actions to significantly improve our operating performance going forward.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenue by Target Market	Q3 14*	Q2 14	Q3 13	Q/Q	Y/Y
Enterprise Storage	32	N/A	N/A	N/A	N/A
Wireless Communications	28	50	45	5%	26%
Wired Infrastructure	27	31	31	59%	73%
Industrial & Other	13	19	24	27%	10%

*	Represents percentage of non-GAAP net revenue

Key Statistics (Dollars in millions)	Q3 14	Q2 14	Q3 13
Cash From Operations	$314	$251	$137
Depreciation	$46	$35	$26
Amortization	$211	$26	$20
Capital Expenditures	$95	$73	$65
Non-GAAP Days Sales Outstanding	39	42	52
Non-GAAP Inventory Days On Hand	79	86	82

Fourth Quarter Fiscal Year 2014 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the fourth quarter of fiscal year 2014, ending November 2, 2014, including projected contribution from the PLX Technology business, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Revenue Range	Up 18% to 22%	$20M	Up 18% to 22%
Gross Margin	46.5% plus/minus 1%	$152M	56.0% plus/minus 1%
Operating Expenses	$479M	$172M	$307M
Interest and Other	$53M		$53M
Taxes	-$55M	$93	$38M
Diluted Share Count	271M	8M	279M

Avago Technologies Limited Announces Third Quarter Fiscal Year 2014 Financial Results

Reconciling items include:

•	Non-GAAP Revenue includes $20 million of LSI intellectual property licensing revenue, not included in GAAP revenue as a result of the effects of purchase accounting for the LSI acquisition;

•	Non-GAAP Gross Margin includes $20 million of LSI intellectual property licensing revenue and excludes $106 million of amortization of intangible assets, $6 million of share-based compensation expense, $4 million of restructuring charges, and $16 million of inventory step-up charges to record PLX inventory at fair value, as part of the purchase accounting for the PLX Technology acquisition;

•	Non-GAAP Operating Expenses exclude $90 million of amortization of intangible assets, $46 million of share-based compensation, $22 million of restructuring charges, and $14 million of acquisition-related costs; and

•	$93 million provision at the Taxes line, which represents the tax effects of the reconciling items noted above.

Capital expenditures for the fourth quarter are expected to be approximately $220 million. For the fourth quarter depreciation is expected to be $50 million and amortization is expected to be $196 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not include any contribution from the Flash and Axxia businesses, which are classified as discontinued operations. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, for the PLX transaction, all of which are subject to revision. The guidance also excludes any impact from any further mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Deutsche Bank Technology Conference in Las Vegas on September 10, 2014.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the third quarter fiscal year 2014, and to provide guidance for the fourth quarter of fiscal year 2014, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (800) 591-6942; International +1 (617) 614-4909. The passcode is 86582481. A replay of the call will be accessible one week after the call. To access the replay dial (888) 286-8010; International +1 (617) 801-6888; and reference the passcode: 96631549. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2014 Financial Results

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information includes the effect of purchase accounting on revenues, excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, purchase accounting effect on inventory, loss from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The presentation of these and other similar items in Avago’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices. Our product portfolio is extensive and includes thousands of products in four primary target markets: enterprise storage, wired infrastructure, wireless communications and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include our ability to integrate and realize the expected benefits from our acquisition of LSI Corporation (“LSI”); loss of our significant customers; global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; fluctuation in the timing and volume of customer demand; increased dependence on the volatile, wireless handset market and on the enterprise storage market; delays, challenges and expenses associated with integrating acquired companies, including LSI and PLX Technology, Inc. (“PLX”), with our existing businesses and our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisitions of LSI and PLX; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; rates of growth in our target markets; failure to complete our planned asset dispositions, including the

Avago Technologies Limited Announces Third Quarter Fiscal Year 2014 Financial Results

sale of LSI’s flash businesses and the sale of the Axxia products business; the significant indebtedness incurred by us in connection with the LSI acquisition, including the need to generate sufficient cashflows to service and repay such debt; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Report on Form 10-Q filed on June 10, 2014 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Ashish Saran

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3,	May 4,	August 4,	August 3,	August 4,
	2014	2014	2013	2014	2013
Net revenue	$1,269	$701	$644	$2,679	$1,782
Cost of products sold:
Cost of products sold	560	326	321	1,233	883
Purchase accounting effect on inventory	200	—	4	200	4
Amortization of intangible assets	105	18	14	141	42
Restructuring charges	11	—	1	16	1

Total cost of products sold	876	344	340	1,590	930

Gross margin	393	357	304	1,089	852
Research and development	240	114	101	461	289
Selling, general and administrative	137	67	57	278	162
Amortization of intangible assets	91	8	6	106	17
Restructuring charges	87	8	—	107	2

Total operating expenses	555	197	164	952	470

(Loss)/income from operations	(162)	160	140	137	382
Interest expense	(55)	(1)	(1)	(56)	(2)
Other (expense)/income, net	(2)	—	5	(2)	8

(Loss)/income before income taxes	(219)	159	144	79	388
(Benefit from)/provision for income taxes	(99)	1	2	(93)	8

(Loss)/income from continuing operations	(120)	158	142	172	380
Loss from discontinued operations, net of income taxes	(44)	—	—	(44)	—

Net (loss)/income	$(164)	$158	$142	$128	$380

Basic (loss)/income per share:
(Loss)/income from continuing operations	$(0.48)	$0.63	$0.57	$0.69	$1.54
Loss from discontinued operations, net of income taxes	$(0.17)	$—	$—	$(0.18)	$—
Net (loss)/income	$(0.65)	$0.63	$0.57	$0.51	$1.54
Diluted (loss)/income per share:
(Loss)/income from continuing operations	$(0.48)	$0.61	$0.56	$0.65	$1.51
Loss from discontinued operations, net of income taxes	$(0.17)	$—	$—	$(0.17)	$—
Net (loss)/income	$(0.65)	$0.61	$0.56	$0.48	$1.51
Shares used in per share calculations:
Basic	252	251	248	251	246
Diluted	252	258	252	265	251
Share-based compensation expense included in continuing operations:
Cost of products sold	$6	$3	$3	$12	$7
Research and development	20	10	8	38	22
Selling, general and administrative	24	17	9	54	26

Total share-based compensation expense	$50	$30	$20	$104	$55

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED (1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3,	May 4,	August 4,	August 3,	August 4,
	2014	2014	2013	2014	2013
Net revenue	$1,287	$701	$644	$2,697	$1,782
Gross margin	$735	$381	$328	$1,482	$908
% of net revenue	57%	54%	51%	55%	51%
Research and development	$219	$101	$91	$418	$265
Selling, general and administrative	$88	$47	$46	$179	$132
Total operating expenses	$307	$148	$137	$597	$397
% of net revenue	24%	21%	21%	22%	22%
Income from operations	$428	$233	$191	$885	$511
Income before income taxes	$371	$232	$195	$827	$517
Provision for income taxes	$24	$9	$7	$40	$13
Net income	$347	$223	$188	$787	$504
Net income per share - diluted	$1.26	$0.85	$0.74	$2.90	$1.99
Shares used in per share calculation - diluted	276	263	253	271	253

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes acquisition-related revenue adjustments, purchase accounting effect on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, loss from discontinued operations and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3,	May 4,	August 4,	August 3,	August 4,
	2014	2014	2013	2014	2013
Net revenue on GAAP basis	$1,269	$701	$644	$2,679	$1,782
Acquisition-related purchase accounting revenue adjustment	18	—	—	18	—

Net revenue on non-GAAP basis	$1,287	$701	$644	$2,697	$1,782

Net revenue on GAAP basis	$1,269	$701	$644	$2,679	$1,782
Net revenue contribution from discontinued operations	104	—	—	104	—

Net revenue on GAAP basis including discontinued operations	1,373	701	644	2,783	1,782
Acquisition-related purchase accounting revenue adjustment from continuing operations	18	—	—	18	—
Acquisition-related purchase accounting revenue adjustment from discontinued operations	3	—	—	3	—

Net revenue on non-GAAP basis including discontinued operations	$1,394	$701	$644	$2,804	$1,782

Gross margin on GAAP basis	$393	$357	$304	$1,089	$852
Acquisition-related purchase accounting revenue adjustment	18	—	—	18	—
Purchase accounting effect on inventory	200	—	4	200	4
Amortization of intangible assets	105	18	14	141	42
Share-based compensation expense	6	3	3	12	7
Restructuring charges	11	—	1	16	1
Acquisition-related costs	2	3	2	6	2

Gross margin on non-GAAP basis	$735	$381	$328	$1,482	$908

Research and development on GAAP basis	$240	$114	$101	$461	$289
Share-based compensation expense	20	10	8	38	22
Acquisition-related costs	1	3	2	5	2

Research and development on non-GAAP basis	$219	$101	$91	$418	$265

Selling, general and administrative expense on GAAP basis	$137	$67	$57	$278	$162
Share-based compensation expense	24	17	9	54	26
Acquisition-related costs	25	3	2	45	4

Selling, general and administrative expense on non-GAAP basis	$88	$47	$46	$179	$132

Total operating expenses on GAAP basis	$555	$197	$164	$952	$470
Amortization of intangible assets	91	8	6	106	17
Share-based compensation expense	44	27	17	92	48
Restructuring charges	87	8	—	107	2
Acquisition-related costs	26	6	4	50	6

Total operating expenses on non-GAAP basis	$307	$148	$137	$597	$397

(Loss)/income from operations on GAAP basis	$(162)	$160	$140	$137	$382
Acquisition-related purchase accounting revenue adjustment	18	—	—	18	—
Purchase accounting effect on inventory	200	—	4	200	4
Amortization of intangible assets	196	26	20	247	59
Share-based compensation expense	50	30	20	104	55
Restructuring charges	98	8	1	123	3
Acquisition-related costs	28	9	6	56	8

Income from operations on non-GAAP basis	$428	$233	$191	$885	$511

(Loss)/income before income taxes on GAAP basis	$(219)	$159	$144	$79	$388
Acquisition-related purchase accounting revenue adjustment	18	—	—	18	—
Purchase accounting effect on inventory	200	—	4	200	4
Amortization of intangible assets	196	26	20	247	59
Share-based compensation expense	50	30	20	104	55
Restructuring charges	98	8	1	123	3
Acquisition-related costs	28	9	6	56	8

Income before income taxes on non-GAAP basis	$371	$232	$195	$827	$517

(Benefit from)/provision for income taxes on GAAP basis	$(99)	$1	$2	$(93)	$8
Income tax effects of non-GAAP reconciling adjustments	123	8	5	133	5

Provision for income taxes on non-GAAP basis	$24	$9	$7	$40	$13

Net (loss)/income on GAAP basis	$(164)	$158	$142	$128	$380
Acquisition-related purchase accounting revenue adjustment	18	—	—	18	—
Purchase accounting effect on inventory	200	—	4	200	4
Amortization of intangible assets	196	26	20	247	59
Share-based compensation expense	50	30	20	104	55
Restructuring charges	98	8	1	123	3
Acquisition-related costs	28	9	6	56	8
Income tax effects of non-GAAP reconciling adjustments	(123)	(8)	(5)	(133)	(5)
Loss from discontinued operations, net of income taxes	44	—	—	44	—

Net income on non-GAAP basis	$347	$223	$188	$787	$504

Shares used in per share calculation - diluted on GAAP basis	252	258	252	265	251
Non-GAAP adjustment	24	5	1	6	2

Shares used in per share calculation - diluted on non-GAAP basis(1)	276	263	253	271	253

Days sales outstanding on GAAP basis	42
Non-GAAP adjustment	(3)

Days sales outstanding on non-GAAP basis(2)	39

Inventory Days on Hand on GAAP basis	58	84	80
Non-GAAP adjustment	21	2	2

Inventory Days on Hand on non-GAAP basis(3)	79	86	82

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis exclude the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

AVAGO TECHNOLOGIES LIMITED

GAAP AND NON-GAAP NET REVENUE BY TARGET MARKET - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

	Fiscal Quarter Ended
	August 3,				May 4,	August 4,
	2014				2014	2013	Growth Rates
	GAAP		Non-GAAP		GAAP	GAAP	GAAP		Non-GAAP
	$	%	$	%	$	$	Q/Q	Y/Y	Q/Q	Y/Y
Net revenue by target market:
Enterprise Storage	$404	32	$404	32	$—	$—	—	—	—	—
Wireless Communications	364	29	364	28	348	288	5%	26%	5%	26%
Wired Infrastructure	352	27	349	27	219	202	61%	74%	59%	73%
Industrial & Other	149	12	170	13	134	154	11%	-3%	27%	10%

Total net revenue	$1,269	100	$1,287	100	$701	$644

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	August 3,	November 3,
	2014	2013 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,277	$985
Trade accounts receivable, net	590	418
Inventory	482	285
Assets held for sale	1,029	—
Other current assets	442	130

Total current assets	3,820	1,818
Property, plant and equipment, net	1,016	661
Goodwill	1,526	391
Intangible assets, net	3,620	492
Other long-term assets	320	53

Total assets	$10,302	$3,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$459	$278
Employee compensation and benefits	207	98
Current portion of long-term debt	46	—
Other current liabilities	228	47

Total current liabilities	940	423
Long-term liabilities:
Pension and post-retirement benefit obligations	481	62
Long-term debt, less current portion	5,472	—
Other long-term liabilities	311	44

Total liabilities	7,204	529

Shareholders’ equity:
Ordinary shares, no par value	1,875	1,587
Retained earnings	1,230	1,305
Accumulated other comprehensive loss	(7)	(6)

Total shareholders’ equity	3,098	2,886

Total liabilities and shareholders’ equity	$10,302	$3,415

(1)	Amounts as of November 3, 2013 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3,	May 4,	August 4,	August 3,	August 4,
	2014	2014	2013	2014	2013 (1)
Cash flows from operating activities:
Net (loss) income	$(164)	$158	$142	$128	$380
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	257	61	46	375	129
Share-based compensation	55	30	20	109	55
Tax benefits of share-based compensation	(12)	8	6	—	6
Excess tax benefits from share-based compensation	11	(8)	(3)	—	(3)
Unrealized gain on trading securities	—	—	(4)	—	(5)
Amortization of debt discount and debt issuance costs	7	—	—	7	—
Gain from post-retirement medical plan curtailment and settlement	—	—	—	(3)	—
Other	10	—	3	10	4
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	11	4	(43)	110	27
Inventory	215	(15)	(20)	199	(54)
Accounts payable	(23)	8	11	(39)	13
Employee compensation and benefits	30	27	16	18	14
Other current assets and current liabilities	43	(4)	(33)	30	(54)
Other long-term assets and long-term liabilities	(126)	(18)	(4)	(150)	(2)

Net cash provided by operating activities	314	251	137	794	510

Cash flows from investing activities:
Purchases of property, plant and equipment	(95)	(73)	(65)	(220)	(179)
Acquisitions, net of cash acquired	(5,644)	—	(372)	(5,644)	(409)
Purchases of investments	—	—	(1)	—	(10)
Proceeds from sale of investment	—	14	—	14	—

Net cash used in investing activities	(5,739)	(59)	(438)	(5,850)	(598)

Cash flows from financing activities:
Proceeds from government grants	—	—	—	2	8
Proceeds from term loan borrowings	4,600	—	—	4,600	—
Proceeds from issuance of convertible senior notes	1,000	—	—	1,000	—
Debt issuance costs	(124)	—	—	(124)	—
Payment on capital lease obligation	(1)	—	—	(1)	(1)
Issuance of ordinary shares	33	34	32	86	60
Repurchases of ordinary shares	—	—	(38)	(12)	(62)
Excess tax benefits from share-based compensation	(11)	8	3	—	3
Dividend payments to shareholders	(73)	(68)	(52)	(203)	(141)

Net cash provided by (used in) financing activities	5,424	(26)	(55)	5,348	(133)

Net increase (decrease) in cash and cash equivalents	(1)	166	(356)	292	(221)
Cash and cash equivalents at the beginning of period	1,278	1,112	1,219	985	1,084

Cash and cash equivalents at end of period	$1,277	$1,278	$863	$1,277	$863

(1)	The statement of cash flows data for three fiscal quarters ended August 4, 2013 reflects a reclassification of $3 million of government grant reimbursements related to fixed assets from cash flows provided by operating activities to cash flows used in financing activities. As a result, net cash provided by operating activities and net cash used in financing activities for this period each decreased by a corresponding amount.